Exhibit 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-9108, 33-9109, C-206-16, 33-2-7706, 33-42954 and 33-45054 of
Standex International Corporation on Form S-8 of our reports dated August 16, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Standex International Corporation for the year ended June 30, 1994.




DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 12, 1994